TWIN RIVER ANNOUNCES SECOND QUARTER 2020 RESULTS
ALL PROPERTIES RESUMED OPERATIONS BY MID-JUNE
Providence, Rhode Island - August 11, 2020 - Twin River Worldwide Holdings, Inc. (NYSE: TRWH) (the “Company” or “Twin River”) today reported financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 and Recent Highlights

•June Adjusted EBITDA was positive in all segments, with the exception of Rhode Island, where June represented a pre-opening period
•Strong demand and significant margin improvement at properties authorized to operate with closer-to-normal capacity and amenities
•Strong balance sheet positions the Company to pursue strategic growth opportunities

George Papanier, President and Chief Executive Officer, said "We were thrilled to have welcomed back our valued team members and loyal customers at all of our properties to safe and secure environments that meet or exceed CDC safety guidelines. Since reopening, where we have been permitted to operate under fewer capacity restrictions with more amenities, we are seeing strong demand. On a comparable basis, Hard Rock Biloxi and Dover Downs achieved strong Adjusted EBITDA performance and significant margin improvement while complying with state-regulated reductions in gaming capacity. These positive margin trends are continuing into July, giving us confidence that we can sustain a level of the increased operational efficiencies."

Papanier continued, "I am also excited to welcome our newest properties in Kansas City, Missouri and Vicksburg, Mississippi which we have rebranded Casino KC and Casino Vicksburg, respectively. Both of these properties experienced robust demand and have generated strong positive cash flow following their reopening and our subsequent acquisition. The Casino KC and Casino Vicksburg properties are a great fit for our portfolio and significantly expand our geographic footprint with assets in attractive markets. We see a lot to build on and look forward to working with the local teams to realize the strategic benefits of this transaction."

Second Quarter 2020 Results

($ in thousands, except for percentages)

	Two Months Ended			Month Ended			Three Months Ended
	May 31, 2020	May 31, 2019	Change	June 30, 2020	June 30, 2019	Change	June 30, 2020	June 30, 2019	Change
Revenue	$6,551	$96,714	(93.2)%	$22,373	$46,504	(51.9)%	$28,924	$143,218	(79.8)%
Operating (loss) income	(23,701)	24,029	(198.6)%	2,738	9,817	(72.1)%	(20,963)	33,846	(161.9)%
Net (loss) income	(21,392)	11,862	(280.3)%	(2,163)	5,318	(140.7)%	(23,555)	17,180	(237.1)%
Adjusted EBITDA(1)	(14,813)	33,752	(143.9)%	4,090	13,705	(70.2)%	(10,723)	47,457	(122.6)%
(1) Refer to tables in this press release for a reconciliation of this non-GAAP financial measures to the most directly comparable measure calculated in accordance with GAAP.

As reflected above, results for the second quarter of 2020 were significantly impacted by the mandated shut-down of operations in mid-March as a result of COVID-19. Revenue for the second quarter of 2020 decreased 79.8% to $28.9 million from $143.2 million in the second quarter of 2019. Net loss for the second quarter of 2020 was $23.6 million, a decrease of $40.7 million, or 237.1%, from net income of $17.2 million in the second quarter last year. Adjusted EBITDA for the second quarter of 2020 was negative $10.7 million, a decrease of $58.2 million, or 122.6%, from positive Adjusted EBITDA of $47.5 million in the second quarter 2019.

Reopening Update

During the period from March 14th through March 16th, all nine of the Company's casino properties nationwide (including Casino KC and Casino Vicksburg, which the Company acquired on July 1, 2020) were closed under state and local orders aimed at mitigating the spread of COVID-19. Operations at these properties resumed on the following dates:

May 21: Hard Rock Hotel & Casino Biloxi and Casino Vicksburg
June 1: Dover Downs Casino Hotel and Casino KC
June 8: Twin River Casino Hotel and Tiverton Casino Hotel (both initially by invitation only)
June 17: Black Hawk Casinos (Mardi Gras, Golden Gates and Golden Gulch)

The following comparisons reflect operating trends for the month of June, as compared to the corresponding period of the prior year. Once opened, all properties operated under varying degrees of reduced capacity in compliance with local and state restrictions.

In segments where the Company was able to operate at closer to normal capacity and with more amenities available for most of June, notably Biloxi and Delaware, it experienced strong demand and significantly improved margins compared to June 2019. In Biloxi, overall revenue was up 2% from June 2019, while Adjusted EBITDA almost doubled from $2.9 million in June 2019 to $5.7 million in June 2020, representing an increase in Adjusted EBITDA margins of over 2,400 basis points. Meanwhile, at Dover Downs, overall revenues for June 2020 were down 31.6% while Adjusted EBITDA for the month was relatively flat year-over-year at $2.1 million, resulting in an increase in Adjusted EBITDA margin of approximately 1,150 basis points.

In Rhode Island, June 2020 primarily represented a pre-opening period during which both of the Company's properties were open on an invitation only, very limited capacity basis, in accordance with local restrictions. The result was a decrease in June revenue year-over-year that was down meaningfully, however improved margin performance mitigated the full impact of the revenue decline on the Adjusted EBITDA loss recognized for the month.

Since opening to the general public on June 30th, albeit with continued capacity restrictions and limited amenities, the Company has seen revenue in Rhode Island begin to rebound. July revenue figures for the segment are expected to be up approximately 240% sequentially from June 2020 on a preliminary basis, and are approximately 60% of the revenue experienced in the same period in 2019. Preliminary Adjusted EBITDA for the segment was positive in July.

While the Company continued to operate at reduced capacity at all its properties in July, the two new facilities acquired on July 1st are contributing positively and though preliminary results, on a combined basis, reflect an overall decrease in revenues year over year for the month in the range of approximately 7% to 10%, year-over-year Adjusted EBITDA is up for the month.

Other Financial Information
Interest expense, net of interest income, for the second quarter of 2020 increased $5.9 million to $15.1 million compared to the second quarter last year. This increase was a result of timing and debt obligations outstanding in each respective period. The prior year only included a partial quarter of interest related to the credit facility and $400 million aggregate principal amount of senior notes entered into on May 10, 2019, as compared to the current year which also included interest on the $250 million revolver which was fully drawn on March 16, 2020 and then subsequently repaid when the Company increased its term loan by $275 million on May 11, 2020.

Twin River recorded a tax benefit of $12.5 million in the second quarter of 2020 as compared to tax expense of $6.1 million in the prior comparable year period. The change year-over-year was driven by the reduction in pre-tax book income due to the mandated shut-down of our operations in response to the COVID-19 pandemic for various periods between mid-March of 2020 and June 17, 2020, when our last remaining closed facility was permitted to re-open.
As of June 30, 2020, the Company had cash on hand of $331.1 million and an unfunded $250 million revolver, for a total liquidity of over $580 million. On a proforma basis for the approximately $230 million the Company paid to acquire Casino KC and Casino Vicksburg on July 1, 2020, the Company had total liquidity of approximately $350 million, including the unfunded revolver. Outstanding indebtedness at the end of the second quarter of 2020, before the impact of $18.1 million of unamortized deferred financing fees and $10.0 million of unamortized original issue discount, totaled $972.0 million, inclusive of the $275 million of new debt added with the term loan.

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this earnings release non-GAAP financial measures for Adjusted EBITDA, Adjusted EBITDA margin, gross gaming revenue and adjusted earnings per diluted share, which exclude certain items described below. The Company believes these measures represent important measures of financial performance that provide useful information that is helpful in understanding the Company’s ongoing operating results. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

"Adjusted EBITDA" is earnings, or loss, for the Company, or where noted the Company’s reporting segments, before, in each case, interest expense, net of interest income, (benefit) provision for income taxes, depreciation and amortization, non-operating income, acquisition, integration and restructuring expense, goodwill and asset impairment, share-based compensation, professional and advisory fees associated with capital return program, CARES Act credit, credit agreement amendment expenses, gain on insurance recoveries, and certain other gains or losses as well as, when presented for the Company’s reporting segments, an adjustment related to the allocation of corporate cost among segments. Adjusted EBITDA margin is measured as Adjusted EBITDA as a percentage of revenue.

"Gross gaming revenue" represents total gaming revenue adjusted for the State of Rhode Island's and the State of Delaware's shares of net terminal income, table games revenue and other gaming revenue, and is being presented by the Company to reflect the unique structure of the Company’s operations in those states where the state’s share of the Company’s revenues is retained at the gross revenue level rather than through taxes. Management believes that the presentation of gaming revenue on a gross basis allows for comparisons to gross gaming win data provided throughout the gaming industry.

“Adjusted EPS” represents net income, or loss, per diluted share before acquisition, integration and restructuring expense, credit agreement amendment expenses, professional and advisory fees associated with capitalization programs, CARES Act credit, gain on insurance recoveries, goodwill and asset impairment charge, and certain other gains or losses.

Management has historically used Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS when evaluating operating performance because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of the Company’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Adjusted EBITDA is a measure that is widely used for evaluating operating performance of companies in our industry and a principal basis for valuing resort and gaming companies like the Company. Management of the Company believes that while certain items excluded from Adjusted EBITDA and Adjusted EPS may be recurring in nature and should not be disregarded in evaluating the Company’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods presented or they may not relate specifically to current operating trends or be indicative of future results. Neither Adjusted EBITDA nor Adjusted EPS should be construed as an alternative to GAAP net income or GAAP diluted EPS, respectively, as an indicator of the Company’s performance. In addition, Adjusted EBITDA or Adjusted EPS as used by the Company may not be defined in the same manner as other companies in the Company’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Second Quarter Conference Call
The Company’s second quarter 2020 earnings conference call and audio webcast will be held today, Tuesday, August 11, 2020, at 8:00 AM EDT. To access the conference call, please dial (833) 570-1160 (U.S. toll-free) and reference conference ID number 9486692. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company’s website at www.twinriverwwholdings.com. An online archive of the webcast will be available on the Company’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website, under Events & Presentations.

About Twin River Worldwide Holdings, Inc.

Twin River Worldwide Holdings, Inc. owns and manages nine casinos, two in Rhode Island, two in Mississippi, one in Delaware, one in Missouri and three casinos as well as a horse racetrack that has 13 authorized OTB licenses in Colorado. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Casino Vicksburg (formerly Lady Luck Casino Vicksburg) (Vicksburg, MS), Dover Downs Hotel & Casino (Dover, DE), Casino KC (formerly Isle of Capri Casino) (Kansas City, MO), Golden Gates Casino (Black Hawk, CO), Golden Gulch Casino (Black Hawk, CO), Mardi Gras Casino (Black Hawk, CO), and Arapahoe Park racetrack (Aurora, CO). The Company's casinos range in size from 603 slots and 8 electronic table games to properties with over 4,100 slots, approximately 125 table games, and 48 stadium gaming positions, along with hotel and resort amenities. The Company's shares are traded on the New York Stock Exchange under the ticker symbol "TRWH."

Investor Contact	Media Contact
Steve Capp	Liz Cohen
Executive Vice President and Chief Financial Officer	Kekst CNC
401-475-8564	212-521-4845
InvestorRelations@twinriver.com	Liz.Cohen@kekstcnc.com

Forward-Looking Statements

This communication contains "forward-looking" statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including future financial and operating results and the Company's plans, objectives, expectations and intentions, legal, economic and regulatory conditions are forward-looking statements. Forward-looking statements are sometimes identified by words like "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target" or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) uncertainty surrounding the ongoing COVID-19 pandemic, including uncertainty regarding its extent, duration and impact, the resulting closure of Twin Rivers' properties (all of which have re-opened at some limited level of capacity) and the risk that the ongoing COVID-19 pandemic may require Twin River's properties to close again for an indeterminable period of time; (2) the time it will take Twin River to return its facilities to full capacity and the restrictions applicable to its facilities until then; (3) the costs to comply with any mandated health requirements associated with the virus; (4) customer responses as Twin River's facilities continue to operate under various restrictions including the time it takes customers to return to the facilities and the frequency with which they visit Twin River's facilities; (5) the economic uncertainty and challenges in the economy resulting from the ongoing COVID-19 pandemic, including the resulting reduced levels of discretionary consumer spending; (6) challenges Twin River may face in bringing employees back to work upon re-opening of its facilities; (7) unexpected costs, charges or expenses resulting from the recently completed acquisitions; (8) uncertainty of the expected financial performance of Twin River, including the failure to realize the anticipated benefits of its acquisitions; (9) Twin River's ability to implement its business strategy; (10) evolving legal, regulatory and tax regimes; (11) the effects of competition that exists in the gaming industry; (12) the actions taken to reduce costs and losses as a result of the COVID-19 pandemic, which could negatively impact guest loyalty and our ability to attract and retain employees; (13) risks associated with increased leverage from Twin River's recently completed and proposed acquisitions; (14) the inability or unwillingness of the lenders under our revolving credit facility to fund requests that we may make to borrow amounts under the facility; (15) increased borrowing costs associated with higher levels of borrowing and (16) other risk factors as detailed under Part I. Item 1A. "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on March 13, 2020 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 as filed with the Securities and Exchange Commission on May 14, 2020. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. Twin River does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands, except share data)

	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$331,083	$182,581
Restricted cash	1,647	2,921
Accounts receivable, net	11,917	23,190
Inventory	8,994	7,900
Prepaid expenses and other assets	40,265	28,439
Total current assets	393,906	245,031
Property and equipment, net	540,797	510,436
Right of use assets, net	16,823	17,225
Goodwill, net	133,082	133,082
Intangible assets, net	109,862	110,373
Other assets	5,491	5,740
Total assets	$1,199,961	$1,021,887
Liabilities and Shareholders’ Equity
Current portion of long-term debt	$5,750	$3,000
Current portion of lease obligations	1,046	1,014
Accounts payable	8,035	14,921
Accrued liabilities	63,843	70,849
Total current liabilities	78,674	89,784
Lease obligations, net of current portion	15,781	16,214
Pension benefit obligations	8,317	8,688
Deferred tax liability	10,569	13,790
Long-term debt, net of current portion	938,140	680,601
Other long-term liabilities	921	1,399
Total liabilities	1,052,402	810,476
Commitments and contingencies
Shareholders’ equity:
Common stock, par value $0.01; 100,000,000 shares authorized; 30,456,493 and 41,193,018 shares issued as of June 30, 2020 and December 31, 2019, respectively; 30,456,493 and 32,113,328 shares outstanding as of June 30, 2020 and December 31, 2019, respectively.	304	412
Additional paid-in-capital	141,297	185,544
Treasury stock, at cost, 0 and 9,079,690 shares as of June 30, 2020 and December 31, 2019, respectively.	—	(223,075)
Retained earnings	7,846	250,418
Accumulated other comprehensive loss	(1,888)	(1,888)
Total shareholders’ equity	147,559	211,411
Total liabilities and shareholders’ equity	$1,199,961	$1,021,887

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Gaming	$23,767	$100,234	$99,603	$191,102
Racing	176	3,783	3,133	6,723
Hotel	2,115	11,390	9,761	17,695
Food and beverage	1,670	18,801	16,986	32,312
Other	1,196	9,010	8,589	16,017
Total revenue	28,924	143,218	138,072	263,849

Operating costs and expenses:
Gaming	9,871	26,078	33,084	47,154
Racing	789	2,833	3,196	5,024
Hotel	1,152	4,183	4,444	6,897
Food and beverage	2,659	15,634	15,935	26,741
Retail, entertainment and other	123	2,125	2,053	3,451
Advertising, general and administrative	23,989	48,047	73,598	86,310
Goodwill and asset impairment (adjustment)	(154)	—	8,554	—
Acquisition, integration and restructuring expense	2,458	2,239	4,244	9,117
Gain on insurance recoveries	(143)	—	(1,026)	—
Depreciation and amortization	9,143	8,233	18,122	15,002
Total operating costs and expenses	49,887	109,372	162,204	199,696
(Loss) income from operations	(20,963)	33,846	(24,132)	64,153

Other income (expense):
Interest income	112	754	255	767
Interest expense, net of amounts capitalized	(15,222)	(9,966)	(26,738)	(17,017)
Loss on extinguishment and modification of debt	—	(1,491)	—	(1,491)
Other, net	—	182	—	182
Total other expense, net	(15,110)	(10,521)	(26,483)	(17,559)

(Loss) income before provision for income taxes	(36,073)	23,325	(50,615)	46,594
(Benefit) provision for income taxes	(12,518)	6,145	(18,182)	11,818
Net (loss) income	$(23,555)	$17,180	$(32,433)	$34,776

Net (loss) income per share, basic	$(0.77)	$0.42	$(1.05)	$0.88
Weighted average common shares outstanding, basic	30,452	41,137	31,011	39,701

Net (loss) income per share, diluted	$(0.77)	$0.42	$(1.04)	$0.87
Weighted average common shares outstanding, diluted	30,549	41,261	31,104	39,822

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(32,433)	$34,776
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation of property and equipment	14,951	12,113
Amortization of intangible assets	3,171	2,889
Amortization of operating lease right of use assets	517	722
Share-based compensation - equity awards	7,669	1,779
Amortization of deferred financing costs and discounts on debt	1,974	1,428
Loss on debt extinguishment and modification of debt	—	1,491
Bad debt expense	813	58
Net pension and other postretirement benefit income	—	(39)
Deferred income taxes	(3,221)	—
Gain on disposal of property and equipment	—	(8)
Goodwill and asset impairment	8,554	—
Changes in operating assets and liabilities:
Accounts receivable	10,402	708
Inventory	(955)	122
Prepaid expenses and other assets	(10,978)	(944)
Accounts payable	(7,389)	(300)
Accrued liabilities	(9,456)	1,871
Net cash (used in) provided by operating activities	(16,381)	56,666
Cash flows from investing activities:
Acquisition of Dover Downs Gaming & Entertainment, Inc., net of cash acquired	—	(9,606)
Acquisition of Black Hawk Casinos, net of cash acquired	(50,451)	—
Proceeds from sale of property and equipment	—	7
Capital expenditures, excluding Tiverton Casino Hotel and new hotel at Twin River Casino	(5,448)	(13,114)
Capital expenditures - Tiverton Casino Hotel	—	(1,824)
Capital expenditures - new hotel at Twin River Casino	—	(3,741)
Payments associated with licenses	—	(942)
Net cash used in investing activities	(55,899)	(29,220)
Cash flows from financing activities:
Revolver borrowings	250,000	25,000
Revolver repayments	(250,000)	(80,000)
Term loan proceeds, net of fees of $13,820 and $10,655, respectively	261,180	289,345
Term loan repayments	(1,500)	(342,439)
Senior note proceeds, net of fees of $0 and $6,130, respectively	—	393,870
Payment of financing fees	(1,117)	(3,358)
Share repurchases	(33,292)	(409)
Payment of shareholder dividends	(3,199)	—
Share redemption for tax withholdings - restricted stock	(2,564)	—
Net cash provided by financing activities	219,508	282,009

Net change in cash and cash equivalents and restricted cash	147,228	309,455
Cash and cash equivalents and restricted cash, beginning of period	185,502	81,431
Cash and cash equivalents and restricted cash, end of period	$332,730	$390,886

Supplemental disclosure of cash flow information:
Cash paid for interest	$23,402	$10,960
Cash paid for income taxes, net of refunds	(165)	8,794

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Reconciliation of Net Income and Net Income Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2020	2019	2020	2019
Revenue	$28,924	$143,218	$138,072	$263,849

Net (loss) income	$(23,555)	$17,180	$(32,433)	$34,776
Interest expense, net of interest income	15,110	9,212	26,483	16,250
(Benefit) provision for income taxes	(12,518)	6,145	(18,182)	11,818
Depreciation and amortization	9,143	8,233	18,122	15,002
Non-operating income	—	(182)	—	(182)
Acquisition, integration and restructuring expense	2,458	2,239	4,244	9,117
Goodwill and asset impairment (adjustment)	(154)	—	8,554	—
Share-based compensation	2,127	1,628	7,669	1,779
Professional and advisory fees associated with capital return program	(1)	1,703	(17)	1,703
CARES Act credit (1)	(2,885)	—	(2,885)	—
Credit Agreement amendment expenses (2)	152	1,294	391	1,629
Gain on insurance recoveries (3)	(143)	—	(1,026)	—
Other (4)	(457)	5	418	(552)
Adjusted EBITDA	$(10,723)	$47,457	$11,338	$91,340

Net income margin	(81.44)%	12.00%	(23.49)%	13.18%
Adjusted EBITDA margin	(37.07)%	33.14%	8.21%	34.62%
__________________________________
(1) Amount represents the Employee Retention Credit under the CARES Act which provides the Company with a refundable tax credit of 50% of up to $10,000 in wages paid by an eligible employer whose business has been financially impacted by COVID-19.
(2) Credit Agreement amendment expenses include costs associated with amendments made to the Company’s Credit Agreement.
(3) Gain related to insurance recovery proceeds received for a damaged roof at the Company’s Arapahoe Park racetrack.
(4) Other includes the following non-recurring items for the applicable periods (i) expenses incurred associated with the Rhode Island State Police investigation into a tenant in the Lincoln property and a former employee of the Company, (ii) a pension audit payment representing an adjustment to a charge for out-of-period unpaid contributions, inclusive of estimated interest and penalties, to one of the Company’s multi-employer pension plans, (iii) expenses incurred associated with the campaign attempting to create an open bid process for the Rhode Island Lottery Contract, (iv) non-routine legal expenses incurred in connection with certain litigation matters (net of insurance reimbursements), and (v) costs incurred in connection with the implementation of a new human resources information system.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Reconciliation of Net Income to Adjusted EBITDA by Month (unaudited)
(in thousands)

	Two Months Ended		Month Ended
	May 31, 2020	May 31, 2019	June 30, 2020	June 30, 2019
Revenue	$6,551	$96,714	$22,373	$46,504

Net (loss) income	$(21,392)	$11,862	$(2,163)	$5,318
Interest expense, net of interest income	9,545	7,177	5,565	2,035
(Benefit) provision for income taxes	(11,854)	4,096	(664)	2,049
Depreciation and amortization	6,108	5,502	3,035	2,731
Non-operating income	—	(143)	—	(39)
Acquisition, integration and restructuring expense	1,955	989	503	1,250
Goodwill and asset impairment (adjustment)	—	—	(154)	—
Share-based compensation	1,284	1,404	843	224
Professional and advisory fees associated with capital return program	(1)	283	—	1,420
CARES Act credit (1)	—	—	(2,885)	—
Credit Agreement amendment expenses (1)	107	2,329	45	(1,035)
Gain on insurance recoveries (1)	(68)	—	(75)	—
Other (1)	(497)	253	40	(248)
Adjusted EBITDA	$(14,813)	$33,752	$4,090	$13,705
_______________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

Reconciliation of Adjusted EBITDA by Segment for
June 2020 Compared to June 2019 (unaudited)
(in thousands)

	Month Ended
	June 30, 2020	June 30, 2019
Rhode Island	$(1,962)	$12,070
Delaware	2,095	2,112
Biloxi	5,719	2,869
Other	(1,762)	(3,346)
Total	$4,090	$13,705

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Revenue and Reconciliation of Net Income to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Three Months Ended June 30, 2020	Rhode Island	Delaware	Biloxi	Other	Total
Revenue	$3,954	$6,464	$17,136	$1,370	$28,924

Net (loss) income	$(10,031)	$(2,357)	$1,658	$(12,825)	$(23,555)
Interest expense, net of interest income	(20)	36	(5)	15,099	15,110
(Benefit) provision for income taxes	(3,548)	(891)	464	(8,543)	(12,518)
Depreciation and amortization	4,751	1,464	2,238	690	9,143
Acquisition, integration and restructuring expense	—	—	—	2,458	2,458
Goodwill and asset impairment (adjustment)	—	—	—	(154)	(154)
Share-based compensation	—	—	—	2,127	2,127
Professional and advisory fees associated with capital return program	—	—	—	(1)	(1)
CARES Act credit (1)	(1,469)	(580)	(486)	(350)	(2,885)
Credit Agreement amendment expenses (1)	—	—	—	152	152
Gain on insurance recoveries (1)	—	—	—	(143)	(143)
Other (1)	—	—	—	(457)	(457)
Allocation of corporate costs	1,426	880	1,711	(4,017)	—
Adjusted EBITDA	$(8,891)	$(1,448)	$5,580	$(5,964)	$(10,723)
_______________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

Three Months Ended June 30, 2019	Rhode Island	Delaware	Biloxi	Other	Total
Revenue	$82,856	$25,751	$32,118	$2,493	$143,218

Net income	$21,549	$1,332	$4,470	$(10,171)	$17,180
Interest expense, net of interest income	955	59	(8)	8,206	9,212
Provision for income taxes	8,009	512	1,192	(3,568)	6,145
Depreciation and amortization	4,546	1,284	2,359	44	8,233
Non-operating income	—	(38)	—	(144)	(182)
Acquisition, integration and restructuring expense	—	922	—	1,317	2,239
Share-based compensation	—	—	—	1,628	1,628
Professional and advisory fees associated with capital return program	—	—	—	1,703	1,703
Credit Agreement amendment expenses (1)	1,038	—	—	256	1,294
Other (1)	(519)	—	275	249	5
Allocation of corporate costs	2,570	1,112	1,005	(4,687)	—
Adjusted EBITDA	$38,148	$5,183	$9,293	$(5,167)	$47,457
_______________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Revenue and Reconciliation of Net Income to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Six Months Ended June 30, 2020	Rhode Island	Delaware	Biloxi	Other	Total
Revenue	$60,233	$27,550	$42,618	$7,671	$138,072

Net (loss) income	(1,948)	(2,152)	3,066	(31,399)	(32,433)
Interest expense, net of interest income	(56)	77	(13)	26,475	26,483
(Benefit) provision for income taxes	(590)	(813)	842	(17,621)	(18,182)
Depreciation and amortization	9,533	2,918	4,501	1,170	18,122
Acquisition, integration and restructuring expense	—	20	—	4,224	4,244
Goodwill and asset impairment	—	—	—	8,554	8,554
Share-based compensation	—	—	—	7,669	7,669
Professional and advisory fees associated with capital return program	—	—	—	(17)	(17)
CARES Act credit (1)	(1,469)	(580)	(486)	(350)	(2,885)
Credit Agreement amendment expenses (1)	—	—	—	391	391
Gain on insurance recoveries(1)	—	—	—	(1,026)	(1,026)
Other (1)	—	—	—	418	418
Allocation of corporate costs	4,180	1,912	2,958	(9,050)	—
Adjusted EBITDA	$9,650	$1,382	$10,868	$(10,562)	$11,338
_______________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

Six Months Ended June 30, 2019	Rhode Island	Delaware	Biloxi	Other	Total
Revenue	$168,980	$27,275	$63,149	$4,445	$263,849

Net income	$42,775	$1,332	$8,748	$(18,079)	$34,776
Interest expense, net of interest income	3,266	59	(12)	12,937	16,250
Provision for income taxes	15,792	512	2,333	(6,819)	11,818
Depreciation and amortization	8,962	1,284	4,666	90	15,002
Non-operating income	—	(38)	—	(144)	(182)
Acquisition, integration and restructuring expense	—	922	—	8,195	9,117
Share-based compensation	—	—	—	1,779	1,779
Professional and advisory fees associated with capital return program	—	—	—	1,703	1,703
Credit Agreement amendment expenses (1)	1,038	—	—	591	1,629
Other (1)	(519)	—	275	(308)	(552)
Allocation of corporate costs	6,219	1,112	2,320	(9,651)	—
Adjusted EBITDA	$77,533	$5,183	$18,330	$(9,706)	$91,340
_______________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Calculation of Gross Gaming Revenue (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands, except percentages)	2020	2019	Change	2020	2019	Change
Gaming revenue	$23,767	$100,234	(76.3)%	$99,603	$191,102	(47.9)%
Adjustment for State of RI’s share of net terminal income, table games revenue and other gaming revenue (1)	8,652	106,836		90,636	209,492
Adjustment for State of DE’s share of net terminal income, table games revenue and other gaming revenue at Dover Downs (1)	6,084	20,964		23,922	22,483
Gross gaming revenue	$38,503	$228,034	(83.1)%	$214,161	$423,077	(49.4)%
_______________________________
(1)Adjustment made to show gaming revenue on a gross basis consistent with gross gaming win data provided throughout the gaming industry.

Reconciliation of Net Income Per Diluted Share to
Adjusted Net Income Per Diluted Share (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income per diluted share	$(0.77)	$0.42	$(1.04)	$0.87
Acquisition, integration and restructuring expense	0.08	0.05	0.14	0.23
Goodwill and asset impairment (adjustment)	(0.01)	—	0.28	—
Credit Agreement amendment expenses (1)	—	0.03	0.01	0.04
Professional and advisory fees associated with capital return program	—	0.04	—	0.04
CARES Act credit (1)	(0.09)	—	(0.09)	—
Gain on insurance recoveries (1)	—	—	(0.03)	—
Other (1)	(0.01)	—	0.01	(0.01)
Tax effect of adjustments	0.01	(0.03)	(0.11)	(0.08)
Adjusted net (loss) income per diluted share	$(0.79)	$0.51	$(0.84)	$1.10
_______________________________
Note: Amounts in table may not subtotal due to rounding.
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.